UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2011

TOWER BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania

(State or other jurisdiction of incorporation)

001-34277	25-1445946
(Commission file number)	(IRS employer ID)

112 Market Street, Harrisburg, Pennsylvania	17101
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code – (717) 231-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Special Awards

On May 24, 2011, the Employee Development Committee of the Board of Directors of Tower Bancorp, Inc. (“Tower”) approved cash awards for certain employees, including Tower’s executive officers, to recognize exceptional individual performance in connection with the successful merger integration and systems conversion relating to Tower’s acquisition of First Chester County Corporation.

The awards to the named executive officers, which were also approved by Tower’s board of directors, are as follows.

Name/Position	Amount of Award
Andrew Samuel Chief Executive Officer	$100,000

Jeffrey Renninger President and Chief Operating Officer	$60,000

Janak Amin Executive Vice President and President and Chief Executive Officer of Graystone Tower Bank	$60,000

Jane Tompkins Executive Vice President and Chief Risk Officer	$35,000

Carl Lundblad Executive Vice President and General Counsel	$35,000

Item 5.07	Submission of Matters to a Vote of Security Holders

The 2011 annual meeting of the shareholders of Tower Bancorp, Inc. was held on May 24, 2011. Notice of the meeting was mailed to shareholders of record on or about April 11, 2011 together with proxy solicitation materials prepared in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder. As of the record date there were a total of 11,983,576 shares of common stock outstanding and entitled to vote at the annual meeting. The following proposals were voted on at the annual meeting:

Proposal 1 – Election of Directors

There was no solicitation in opposition to the nominees of the Board of Directors for election to the Board of Directors and all such nominees were elected. The number of votes cast for or withheld, as well as the number of abstentions and broker nonvotes, for each of the nominees for election to the Board of Directors, was as follows:

Nominee	For	Withheld	Abstentions	Broker Nonvotes
Clifford E. DeBaptiste	8,641,035	374,558	0	1,606,647
Edward A. Leo	8,770,519	245,074	0	1,606,647
Jeffrey F. Lehman	8,741,086	274,507	0	1,606,647
Charles C. Pearson, Jr.	8,774,200	241,393	0	1,606,647
William E. Pommerening	8,784,397	231,196	0	1,606,647
Andrew S. Samuel	8,653,459	362,134	0	1,606,647

Proposal 2 – Advisory Vote Regarding Executive Compensation

The proposal to approve the compensation of Tower’s named executive officers was approved by the required affirmative vote of a majority of the shares of common stock present at the meeting, in person or by proxy. The number of votes cast for and against, as well as the number of abstentions and broker nonvotes on this proposal, was as follows:

For	Against	Abstentions	Broker Nonvotes
8,340,531	588,117	86,944	1,606,648

Proposal 3 – Advisory Vote on the Frequency of Future Advisory Votes Regarding Executive Compensation

An annual advisory vote on executive compensation was approved by a plurality of the votes cast. The number of votes cast for each of the frequency options, as well as the number of abstentions and broker nonvotes on this proposal, was as follows

One Year	Two Years	Three Years	Abstain	Broker Nonvotes
4,646,517	92,760	4,145,565	130,750	1,606,648

Proposal 4 – Approval and Adoption of Amendment to Articles of Incorporation

The proposed amendment to Tower’s Amended and Restated Articles of Incorporation to limit the transactions requiring approval of Tower’s shareholders by a supermajority vote was approved by the affirmative vote of more than 66-2/3% of the outstanding shares of Tower’s common stock. The number of votes cast for and against this proposal, as well as the number of abstentions on this proposal, was as follows:

For	Against	Abstentions	Broker Nonvotes
8,267,426	2,310,879	43,935	—

Proposal 5 – Ratification of Independent Registered Public Accounting Firm

The proposal to ratify the appointment of KPMG LLP as Tower’s independent registered public accounting firm for the year ended December 31, 2011 was approved by a majority of the votes cast on the matter. The number of votes cast for and against, as well as the number of abstentions on this proposal, was as follows:

For	Against	Abstentions	Broker Nonvotes
10,544,874	26,165	51,201	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TOWER BANCORP, INC.
(Registrant)

Date:	May 27, 2011	By:	/s/ Andrew S. Samuel
Andrew S. Samuel
Chief Executive Officer